Exhibit B



                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Circle T Partners, L.P., Circle T Partners (QP) L.P., Circle T International, Ltd., Seth Tobias and JAG Multi-Investments LLC in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


Dated this 10th day of February, 2006


                        CIRCLE T PARTNERS, L.P.

                        By: /s/ Seth Tobias
                            ----------------------------------------------------
                            Seth Tobias, Managing Member of the General Partner

                        CIRCLE T PARTNERS (QP), L.P.

                        By: /s/ Seth Tobias
                            ---------------------------------------------------
                            Seth Tobias, Managing Member of the General
                            Partner


                        CIRCLE T INTERNATIONAL, LTD.

                        By: /s/ Seth Tobias
                            ----------------------------------------------------
                            Seth Tobias, President of the General Partner
                            of the Investment Manager


                            /s/ Seth Tobias
                            ----------------------------------------------------
                            Seth Tobias


                        JAG MULTI-INVESTMENTS  LLC

                        By: Tobias Bros Inc., its investment manager

                        By: \s\ Seth Tobias
                            ----------------------------------------------------
                            Seth Tobias, President